SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

___________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: July 18, 2004

(Date of earliest event reported)

HILB ROGAL & HOBBS COMPANY

(Exact Name of Registrant as Specified in its Charter)

Virginia (State or Other Jurisdiction of Incorporation)	0-15981 (Commission File Number)	54-1194795 (IRS Employer Identification No.)

4951 Lake Brook Drive, Suite 500 Glen Allen, Virginia (Address of Principal Executive Offices)	23060 (Zip Code)

Registrant’s telephone number, including area code:

(804) 747-6500

Item 5.

Other Events and Regulation FD Disclosure

The Registrant issued a press release on July 20, 2004 announcing the appointment of Warren M. Thompson to its Board of Directors. The press release is attached as Exhibit 99.1 and is incorporated by reference into this Item 5. Mr. Thompson was appointed effective July 18, 2004 and will serve as a member of the Corporate Affairs Committee and Audit Committee.

Item 7.

Financial Statements and Exhibits.

(c)

Exhibits.

Exhibit No.

Description

99.1

Press Release dated July 20, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HILB ROGAL & HOBBS COMPANY

(Registrant)

Date:  July 22, 2004

By: /s/ Walter L. Smith

Walter L. Smith

Senior Vice President, General Counsel

   and Secretary

EXHIBIT INDEX

Exhibit No.

Description

99.1

Press release dated July 20, 2004.